UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

5057 Troy Road

Springfield, OH 45502-9032

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

AdCare Health Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of June 28, 2012, with certain accredited investors signatory thereto (the “Buyers”) pursuant to which the Company issued and sold to the Buyers on July 2, 2012 an aggregate of $7,500,000 in principal amount of the Company’s Subordinated Convertible Notes (the “Notes”). The Notes bear interest at 8.0% per annum and such interest is payable quarterly in cash in arrears beginning on September 30, 2012. The Notes mature on July 31, 2015. The Notes are unsecured and subordinated in right of payment to existing and future senior indebtedness of the Company.  The $7,500,000 principal amount of the Notes includes a refinance of existing indebtedness of $5,000,000 as further described in Item 1.02 of this Current Report on Form 8-K.

At any time on or after the six-month anniversary of the date of issuance of the Notes (the “Six-month Anniversary Date”), the Notes are convertible at the option of the holder into shares of the Company’s no par value common stock (the “Common Stock”) at an initial conversion price equal to $4.17 per share, subject to adjustment for stock dividends, stock splits, combination of shares, recapitalization and other similar events (as may be so adjusted, the “Conversion Price”).

If at any time on or after the Six-month Anniversary Date, the weighted average price of the Common Stock for any 20 trading days within a period of 30 consecutive trading days equals or exceeds 200% of the Conversion Price and the average daily trading volume of the Common Stock during such 20 days exceeds 50,000 shares, then the Company may, subject to the satisfaction of certain other conditions, redeem the Notes in cash at a redemption price equal to the sum of: (i) 100% of the principal amount being redeemed; plus (ii) any accrued and unpaid interest on such principal (the principal amount being redeemed in any context, plus any accrued and unpaid interest thereon, is collectively referred to as the “Redemption Amount”).

In addition, the holders of a majority of the aggregate principal amount of Notes then outstanding (the “Required Holders”) may require the Company to redeem all or any portion of the Notes upon a change of control transaction, as described in the Notes, at a redemption price in cash equal to 110% of the Redemption Amount.

During the existence and continuance of an event of default under the Notes, the outstanding principal amount of the Notes shall incur interest at a rate of 18% per annum, and the Required Holders may require the Company to redeem all or any portion of the Notes at a redemption price in cash equal to the Redemption Amount. An “event of default,” with respect to each Note, includes each of the following:

•                  the suspension from trading or failure of the Common Stock to be listed on the NYSE MKT or any other national securities exchange for a period of five (5) consecutive trading days or for more than an aggregate of fifteen (15) trading days in any 365-day period;

•                  the Company’s: (i) failure to cure a conversion failure by delivery of the required number of shares of Common Stock within ten trading days after the applicable conversion date; or (ii) notice of the Company’s intention not to comply with a request for conversion of any Notes into shares of Common Stock, which request complies with the provisions of the Notes;

•                  failure to pay any amount of principal, interest or other amounts by the seventh business day following the date when due under the Note;

•                  specific events of bankruptcy, insolvency, reorganization or liquidation; and

•                  any event of default occurs with respect to any other Notes.

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement with the Buyers (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file, on or before September 14, 2012, a registration statement with the Securities and Exchange Commission to register the resale of the shares of Common Stock issuable upon conversion of the Notes and to use commercially reasonable efforts to cause such registration statement to become effective within 120 days of the filing date.

This Current Report on Form 8-K is not an offer to sell either the Notes or the shares of Common Stock issuable upon conversion of the Notes. Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the foregoing may not be offered or sold in the United States unless registered under the Securities Act or exempt from the registration requirements thereof.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the form of Purchase Agreement, form of Registration Rights Agreement and the form of Note, copies of which are filed herewith as Exhibits 99.1, 99.2, 99.3, respectively.  The foregoing documents have been filed with this Current Report on Form 8-K to provide information regarding their terms. They are not intended to provide any other factual information about the Company or the Buyers. Accordingly, no reader of this Current Report on Form 8-K should rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or the Buyers.

Item 1.02 Termination of Material Definitive Agreement

On July 2, 2012, the Company and Cantone Asset Management LLC (“CAM”) cancelled and terminated the: (i) promissory note, dated April 27, 2012, issued by the Company in favor of CAM, in the amount of $1,500,000; and (ii) promissory note, dated March 30, 2012, issued by the Company in favor of CAM in the amount of $3,500,000 (together the “Bridge Loan”). The Bridge Loan was canceled and terminated in exchange for the issuance of a Note with a $5,000,000 principal amount to CAM, an affiliate of the Company’s placement agent for the offer and sale of the Notes pursuant to the Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Items 1.01 and 1.02 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The Notes were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated pursuant to Section 4(2) of the Securities Act. The Company based such reliance upon representations made by each Buyer to the Company regarding such Buyer’s investment intent, sophistication and status as an “accredited investor,” as defined in Regulation D, among other things.

In connection with the offer and sale of the Notes pursuant to the Purchase Agreement, the Company issued to the placement agent as partial consideration for its services in the offering: (i) 50,000 shares of restricted Common Stock with a one-year restriction on transferability; and (ii) a three-year warrant to purchase 100,000 shares of Common Stock at an exercise price per share equal to $4.00 per share.  The Common Stock and the warrant issued to the placement agent were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act. The Company based such reliance upon representations made by the placement agent to the Company regarding its investment intent, sophistication and status as an “accredited investor,” as defined in Regulation D, among other things.

On June 1, 2012, the Company issued 270,000 shares of restricted Common Stock with a three-year vesting period to its directors pursuant to the Company’s 2011 Stock Incentive Plan. The Common Stock was issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon the directors’ status as directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2012, the Company filed with the Secretary of State of Ohio an affidavit (the “Affidavit”) of the Company’s Chairman stating that the Company had erroneously filed a Certificate of Amendment to the Articles of Incorporation (the “Amendment”) of the Company on June 7, 2012. As previously reported in the Company’s Current Report on Form 8-K/A filed on June 29, 2012, the erroneously filed Amendment purported to increase the number of authorized shares of Company stock from 30,000,000 presently authorized to 60,000,000 shares. The Affidavit states that the Company intends the Amendment to have no effect on the Company’s Articles of Incorporation or other governing documents.

Item 9.01                          Financial Statements and Exhibits.

(d)                             Exhibits.

3.1	Affidavit, dated June 28, 2012.

99.1	Form of Securities Purchase Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto.

99.2	Form of Registration Rights Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto.

99.3	Form of 8% Subordinated Convertible Note Due 2015 issued by AdCare Health Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

3.1	Affidavit, dated June 28, 2012.

99.1	Form of Securities Purchase Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto.

99.2	Form of Registration Rights Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto.

99.3	Form of 8% Subordinated Convertible Note Due 2015 issued by AdCare Health Systems, Inc.